UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
November 2, 2023
Date of Report (Date of earliest event reported)
UPLAND SOFTWARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36720	27-2992077
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
401 Congress Avenue, Suite 1850
Austin, Texas 78701
(Address of principal executive offices, including zip code)

(512) 960-1010
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	UPLD	The Nasdaq Global Market
Preferred Stock Purchase Rights	-	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                              ☐

Item 2.02 Results of Operations and Financial Condition.

On November 2, 2023, the Company issued a press release announcing its financial results for the quarter ended September 30, 2023. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01      Other Matters.
On October 31, 2023, the Board of Directors authorized a $10 million increase to its previously announced share repurchase program (the “Plan”). The Company may continue to repurchase shares from time to time in the open market or otherwise (including in negotiated transactions, open market transactions, through accelerated share repurchase, through indirect purchases of Common Stock such as by using derivatives or in other transactions) in each case in accordance with applicable securities laws so long as the aggregate purchase price paid for such transactions does not exceed the authorized amount for all such purchases after the date of these resolutions. The authorization does not have a specified expiration date. Accordingly, unless terminated earlier by resolution of the Board, the Plan will expire when the Company has repurchased all shares authorized for repurchase thereunder.
Item 9.01      Financial Statements and Exhibits.

(d) Exhibits.
Exhibit No.	Description
99.1	Press Release of Upland Software, Inc. dated November 2, 2023
104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UPLAND SOFTWARE, INC.

By:	/s/ Michael D. Hill
Michael D. Hill Chief Financial Officer
Date: November 2, 2023